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                                  EXHIBIT 23.2


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Consent of Independent Public Accountants



To the Board of Directors and Shareholders of Insteel Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 15, 1999, included in Insteel Industries, Inc.'s Form 10-K for the year ended October 2, 1999, and to all references to our Firm included in this registration statement.



                                             /s/ Arthur Andersen LLP

Charlotte, North Carolina,
   February 23, 2000.